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EXHIBIT 99.2

                                            FOR IMMEDIATE RELEASE
CONTACT:
                                            Stephen D. Axelrod, CFA
Richard Reichgut, V.P. Marketing            Andria Pilo (Media)
AUTHENTIDATE, INC.                          WOLFE AXELROD WEINBERGER ASSOC. LLC
(212) 329-1100                              (212) 370-4500; (212) 370-4505 (Fax)
rreichgut@AuthentiDate.com                  email: steve@wolfeaxelrod.com

John Botti, Chairman, Pres, CEO
(518) 346-7799


                      AUTHENTIDATE HOLDING CORP. ANNOUNCES
                         PROPOSED $2.0 MILLION FINANCING

SCHENECTADY, N. Y. - MAY 16, 2003 -- AUTHENTIDATE HOLDING CORP. (AHC) (NASDAQ:
ADAT) today announced that the Company signed Letters of Intent to issue approximately $2.0 million of convertible notes with a conversion price of $2.60 per share in order to address its current working capital needs. The group of investors includes two directors of the Company. Interest on the notes will accrue at the rate of 7% per annum and is payable in either cash or stock. The Company will also issue approximately 300,000 five year common stock warrants with half the warrant exercisable at $2.60 and half exercisable at $2.86 per share. The Company hopes to close the financing within ten days but there can be no assurances that it will be completed within that timeframe, or upon the same terms as described above, or at all. It is intended that the securities issued in this transaction, including the shares issuable upon conversion or exercise of the notes and warrants, will be restricted securities under the terms of Regulation D, promulgated under the Securities Act of 1933, as amended, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

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ABOUT AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP. (AHC) is the holding company of five business units:
DocSTAR, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate is establishing itself as the authority on "content security," a growing sector of the electronic network security infrastructure market Trac Medical uses the AuthentiDate service to improve speed, accuracy and security in processing medical forms. These three business units comprise the AuthentiDate Segment for financial reporting purposes. DocSTAR sells a complete line of document imaging products and DJS delivers professional services centered on systems integration projects, staff augmentation, out-tasking and outsourcing services, and resells computer related products.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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